Exhibit 99.1

MICT Board Approves $60M Capitalization for Wholly Owned Subsidiary Magpie Securities to Fund Stock Trading Platform Launch

Montvale, N.J. – June 7, 2021– GLOBE NEWSWIRE – MICT, Inc. (Nasdaq: MICT) (“MICT” or the “Company”) today announces its Board of Directors has approved a $60M capital injection from MICT to its wholly owned subsidiary, Magpie Securities (“Magpie”), which developed and will operate the Company’s online stock trading platform from Hong Kong.

The transfer to Magpie will be in two tranches. The first $30M will be in the form of equity capital. Then, upon Hong Kong Securities and Futures Commission approval, the second $30M will be by way of intercompany subordinated loan.

Darren Mercer, MICT’s CEO commented, “With the upcoming launch of our mobile stock trading app, the$60M investment in Magpie will properly capitalize the business to support our ambitious growth plans and provide the ability to offer competitive margin and IPO funding to our underlying customers.”

About MICT

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd. (“GFHI”) and Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and wealth management services and sales of insurance products in several high-growth foreign markets, including Asia, where GFHI owns a substantial database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management market, mainly in the United States and Europe. Micronet designs, develops, manufactures, and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-Looking Statements

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

ir@mict-inc.com

(201) 225-0190